Exhibit 4.2

Execution Version

AMENDED AND RESTATED

TRUST AGREEMENT

between

AFS SENSUB CORP.

Seller

and

WILMINGTON TRUST COMPANY

Owner Trustee

Dated as of October 14, 2026

ii

EXHIBITS

Exhibit A	Form of Certificate
Exhibit B	Form of Certificate of Trust
Exhibit C	Form of Notice of Repurchase Request

iii

This AMENDED AND RESTATED TRUST AGREEMENT, dated as of October 14, 2026, between AFS SENSUB CORP., a Nevada corporation, as depositor (the “Seller”), and WILMINGTON TRUST COMPANY, a Delaware trust company, as Owner Trustee, amends and restates in its entirety that certain Trust Agreement, dated as of July 24, 2026, between the Seller and the Owner Trustee (the “Initial Trust Agreement”).

Article I.

Definitions

SECTION 1.1.  Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Agreement” shall mean this Amended and Restated Trust Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Applicable Anti-Money Laundering Law” shall have the meaning assigned to such term in Section 6.11.

“Bankruptcy Action” shall have the meaning assigned to such term in Section 4.5(a).

“Basic Documents” shall mean this Agreement, the Certificate of Trust, the Underwriting Agreement, the Sale and Servicing Agreement, the Indenture, the Purchase Agreement, the Asset Representations Review Agreement and the other documents and certificates delivered in connection therewith, as the same may be amended, restated or supplemented from time to time.

“BBA Partnership Audit Rules” shall mean Sections 6221 through 6241 of the Code, and any regulations promulgated or proposed under any such Sections and any administrative guidance with respect thereto.

“Benefit Plan Entity” shall have the meaning assigned to such term in Section 3.9.

“Benefit Plan Investor” shall have the meaning assigned to such term in Section 3.9.

“Certificate” means a trust certificate evidencing the beneficial interest of the Certificateholder in the Trust, substantially in the form of Exhibit A attached hereto.

“Certificate Distribution Account” shall have the meaning assigned to such term in Section 11.1(a).

“Certificate of Trust” shall mean the Certificate of Trust in the form of Exhibit B as originally filed with the Delaware Secretary of State for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Paying Agent” shall mean any paying agent or co-paying agent appointed pursuant to Section 3.10 and shall initially be Wilmington Trust Company.

“Certificate Register” and “Certificate Registrar” shall mean the register mentioned in and the registrar appointed pursuant to Section 3.4.

“Certificateholder” or “Holder” shall mean the person in whose name a Certificate is registered on the Certificate Register.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Controlling Party” shall mean an executive officer, senior officer, or senior manager or any other individual who regularly performs similar functions.

“Corporate Trust Office” shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Depositor).

“Depositor” shall mean the Seller in its capacity as Depositor hereunder.

“Distribution Date” shall have the meaning set forth in the Sale and Servicing Agreement.

“ERISA” shall have the meaning assigned to such term in Section 3.9.

“Expenses” shall have the meaning assigned to such term in Section 7.2.

“FATCA” shall mean Sections 1471 through 1474 of the Code and (a) any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), (b) any applicable agreement entered into under Section 1471(b)(1) of the Code, and (c) any applicable intergovernmental agreement with respect to the implementation of the foregoing.

“FATCA Information” shall mean, with respect to any Certificateholder or Holder, any form or other certification, or such other information reasonably sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.

“FATCA Withholding Tax” shall mean any required withholding or deduction of tax pursuant to FATCA.

“FinCEN Due Diligence Requirements” shall have the meaning assigned to such term in Section 6.11.

“Flow-Through Entity” shall have the meaning assigned to such term in Section 3.4.

“GM Financial” shall mean AmeriCredit Financial Services, Inc. d/b/a GM Financial or another GM Financial brand.

“Indemnified Parties” shall have the meaning assigned to such term in Section 7.2.

“Indenture” shall mean the Indenture, dated as of October 14, 2026, between the Trust and The Bank of New York Mellon, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

“IRS” shall mean the U.S. Internal Revenue Service.

“Majority Certificateholder” shall mean the Holder of the greatest percentage ownership interest in the Certificate as recorded in the Certificate Register.

“Owner Trust Estate” shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trust pursuant to the Sale and Servicing Agreement.

“Owner Trustee” shall mean Wilmington Trust Company, a Delaware trust company, not in its individual capacity but solely as Owner Trustee under this Agreement, and any successor Owner Trustee hereunder.

“Owner Trustee Due Diligence Documents” shall have the meaning assigned to such term in Section 6.11.

“Record Date” shall mean with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.

“Responsible Officer” shall mean, with respect to the Owner Trustee, any officer within the Corporate Trust Administration office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement, dated as of October 14, 2026, among the Trust, the Seller, GM Financial, and The Bank of New York Mellon, as Trust Collateral Agent, as the same may be amended and supplemented from time to time.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“STAMP” shall have the meaning assigned to such term in Section 3.4.

“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. as the same may be amended from time to time.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall mean the trust continued by this Agreement.

“Trust Collateral Agent” shall mean, initially, The Bank of New York Mellon, not in its individual capacity, but solely in its capacity as collateral agent, including its successors in interest, until and unless a successor Person shall have become the Trust Collateral Agent pursuant to the Sale and Servicing Agreement, and thereafter “Trust Collateral Agent” shall mean such successor Person.

“USA PATRIOT Act” shall have the meaning assigned to such term in Section 6.11.

SECTION 1.2.  Other Definitional Provisions.

(a)  Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

(b)  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)  As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Article II.

Organization

SECTION 2.1.  Name. There is hereby continued a Delaware statutory trust known as “GM Financial Consumer Automobile Receivables Trust 2026-4,” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.2.  Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder.

SECTION 2.3.  Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

(a)  to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Agreement, and to sell the Notes;

(b)  to acquire the Receivables and Other Conveyed Property set forth in the Sale and Servicing Agreement from the Depositor pursuant to the terms of the Sale and Servicing Agreement, to fund the Reserve Account and to pay the organizational, start-up and transactional expenses of the Trust;

(c)  to acquire from time to time the Owner Trust Estate, to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Trustee on behalf of the Noteholders and to hold, manage and distribute to the Certificateholder pursuant to the terms of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(d)  to enter into and perform its obligations under the Basic Documents to which it is a party;

(e)  to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith (including the sale, from time to time, of Receivables at the direction of the Servicer pursuant to Section 4.3(c) of the Sale and Servicing Agreement), and the filing of State business licenses (and any renewal thereof) as prepared and instructed by the Certificateholder or Servicer, including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation; and

(f)  subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholder and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

SECTION 2.4.  Appointment of Owner Trustee. The Depositor, pursuant to the Initial Trust Agreement, appointed Wilmington Trust Company, as Owner Trustee, and hereby confirms such appointment, and the Owner Trustee shall have all the rights, powers and duties set forth herein. Wilmington Trust Company hereby accepts such appointment and will continue to serve as Owner Trustee under this Agreement.

SECTION 2.5.  Initial Capital Contribution of Trust Estate. The Owner Trustee has acknowledged receipt in trust from the Depositor of the sum of $1.00 which contribution shall constitute the initial Owner Trust Estate. The Depositor acknowledges that such contribution has been transferred to, and is being held by, The Bank of New York Mellon, as agent for the Trust in an account established by The Bank of New York Mellon, on behalf of the Trust, which contribution shall constitute the initial Owner Trust Estate. The Depositor shall pay organizational expenses of the Trust as they may arise.

SECTION 2.6.  Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Holder, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The Certificate of Trust has been filed with the Secretary of State and such filing is hereby ratified in all respects.

The Holder shall not have any personal liability for any liability or obligation of the Trust.

SECTION 2.7.  Title to Trust Property.

(a)  Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

(b)  The Holder shall not have legal title to any part of the Trust Property. The Holder shall be entitled to receive distributions with respect to its undivided ownership interest therein only in accordance with Article VIII and Article XI. No transfer, by operation of law or otherwise, of any right, title or interest by the Certificateholder of its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trust hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

SECTION 2.8.  Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The Trust shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer or any agent of the Trust from having employees within or outside the State of Delaware. The only office of the Trust will be at the Corporate Trust Office located in Delaware.

SECTION 2.9.  Representations and Warranties of the Depositor. The Depositor makes the following representations and warranties on which the Owner Trustee relies in accepting the Owner Trust Estate in trust and issuing the Certificate.

(a)  Organization and Good Standing. The Depositor is duly organized and validly existing as a Nevada corporation with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the Basic Documents.

(b)  Due Qualification. The Depositor is duly qualified to do business as a foreign corporation, is in good standing, and has obtained, or has filed all forms, in the appropriate form, that are required to obtain, all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Basic Documents requires such qualification.

(c)  Power and Authority. The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(d)  No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Basic Documents, except for such as have been applied for, obtained, effected or made.

(e)  No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or by-laws of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(f)  No Proceedings. There are no proceedings or investigations pending or, to its knowledge threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (i) asserting the invalidity of this Agreement or any of the Basic Documents, (ii) seeking to prevent the issuance of the Certificate or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Certificate.

SECTION 2.10.  Covenants of the Certificateholder.

The Certificateholder agrees:

(a)  to be bound by the terms and conditions of the Certificate of which the Holder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Holder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust and the Owner Trustee; and

(b)  except as expressly provided in Sections 4.5 and 10.16, not to, for any reason, take any Bankruptcy Action.

SECTION 2.11.  Federal Income Tax Treatment of the Trust.

(a)  For so long as the Trust has a single owner for federal income tax purposes, pursuant to Treasury Regulations promulgated under Section 7701 of the Code, it will be disregarded as an entity distinct from the Certificateholder for all federal income tax purposes. Accordingly, for federal income tax purposes, the Certificateholder will be treated as (i) owning all assets owned by the Trust and (ii) having incurred all liabilities incurred by the Trust, and all transactions between the Trust and the Certificateholder will be disregarded. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the preceding sentence for such tax purposes.

(b)  Neither the Owner Trustee nor the Certificateholder will make an election on IRS Form 8832 or otherwise to classify the Trust as an association taxable as a corporation for federal, State, or any other applicable tax purpose.

(c)  In the event that the Trust has two (2) or more owners for federal income tax purposes, pursuant to Treasury Regulations promulgated under Section 7701 of the Code, it will be treated as a partnership. At any such time that the Trust has two (2) or more equity owners, this Agreement will be amended, in accordance with Section 10.1 herein, and appropriate provisions will be added so as to provide for treatment of the Trust as a partnership.

(d)  In the event that the Trust is classified as a partnership for federal income tax purposes, (i) the Depositor (or if the Depositor is no longer a Certificateholder, the Majority Certificateholder) is hereby designated as the “partnership representative” under Section 6223(a) of the Code and (ii) the partnership representative will or will cause the Trust, to the extent eligible, to make the election under Section 6221(b) of the Code with respect to determinations of adjustments at the partnership level and take any other action (such as disclosures and notifications) necessary or appropriate to effectuate such election. If the election described in the preceding sentence is not available, to the extent applicable, the partnership representative will or will cause the Trust to make the election under Section 6226(a) of the Code with respect to the alternative to payment of imputed underpayment by a partnership and take any other action such as filings, disclosures and notifications necessary or appropriate to effectuate such election. The partnership representative is authorized, in its sole discretion, to make any available election with respect to the BBA Partnership Audit Rules and take any action it deems necessary or appropriate to comply with the requirements of the Code and to conduct the Trust’s affairs with respect to the BBA Partnership Audit Rules. Each Certificateholder and, if different, each beneficial owner of a Certificate, shall promptly provide the partnership representative any requested information, documentation or material to enable the partnership representative to make any of the elections described in this clause (d) and otherwise comply with the BBA Partnership Audit Rules. The provisions of this Section 2.11(d) shall survive any termination of this Agreement. In addition, should the Trust be classified as a partnership, the partnership representative, may, in its sole discretion, cause the Trust to make an election under Section 754 of the Code.

(e)  Prior to closing, the Certificateholder shall provide the Owner Trustee with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Owner Trustee may request. The Certificateholder understands that if such tax reporting documentation is not provided and certified to the Owner Trustee, the Owner Trustee may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the Owner Trust Estate.

(f)  To the extent that the Owner Trustee becomes liable for the payment of any taxes in respect of income derived from the investment of the Owner Trust Estate, the Owner Trustee shall satisfy such liability to the extent possible from the Owner Trust Estate. The Trust shall indemnify, defend and hold the Owner Trustee harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Owner Trustee on or with respect to the Owner Trust Estate and the investment thereof unless such tax, late payment, interest, penalty or other expense was finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Owner Trustee.

Article III.

Certificate and Transfer of Interest

SECTION 3.1.  Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificate to the initial Certificateholder, the Depositor shall be the sole beneficiary of the Trust.

SECTION 3.2.  The Certificate. The Certificate shall be executed on behalf of the Trust by manual signature of an authorized officer of the Owner Trustee. A Certificate bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of authentication and delivery of such Certificate. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Certificate in such transferee’s name pursuant to Section 3.4.

SECTION 3.3.  Authentication of Certificate. Concurrently with the sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, its treasurer or any assistant treasurer without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee’s authentication agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.

SECTION 3.4.  Registration of Transfer and Exchange of Certificate. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, including, without limitation, requiring any potential transferee to represent to the Certificate Registrar such transferee’s compliance with the transfer restrictions set forth herein, the Certificate Registrar shall provide for the registration of the Certificate and of transfers and exchanges of the Certificate as herein provided. The Certificate Registrar shall be entitled to conclusively rely on the transferee’s representation that the transferee has complied with the transfer restrictions set forth herein. Wilmington Trust Company shall be the initial Certificate Registrar.

The Certificate Registrar shall provide the Trust Collateral Agent and the Trustee with the name and address of the Certificateholder (if other than the Depositor) on the Closing Date. Upon any transfers of the Certificate, the Certificate Registrar shall notify the Trust Collateral Agent and the Trustee of the name and address of the transferee in writing, by facsimile, on the day of such transfer. The Trust Collateral Agent and the Trustee shall be entitled to fully rely on the most recently provided Certificateholder information with no liability therefor.

Upon surrender for registration of transfer of the Certificate at the office or agency maintained pursuant to Section 3.7, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Certificate dated the date of authentication by the Owner Trustee or any authenticating agent.

A Certificate presented or surrendered for registration of transfer or exchange may, but need not, be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, (i) with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by IRS Form W-9, or such other form as may be reasonably required in form satisfactory to the Certificate Registrar, as applicable, and such other documentation as may be reasonably required by the Owner Trustee or the Certificate Registrar in order to comply with Applicable Anti-Money Laundering Law, each in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or such person’s attorney duly authorized in writing. No transfer will be effectuated hereunder unless the Owner Trustee has received the transfer documentation required hereunder. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of the Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

No Certificate may be held or beneficially owned by any Person that is not a United States person as defined under Section 7701(a)(30) of the Code. By accepting and holding its beneficial ownership interest in its Certificate, the Holder thereof shall be deemed to have represented and warranted that it is a United States person as defined under Section 7701(a)(30) of the Code.

Notwithstanding the foregoing, no sale or transfer of a Certificate shall be permitted (including, without limitation, by pledge or hypothecation), and no such sale or transfer shall be registered by the Certificate Registrar to be effective hereunder, if the sale or transfer thereof increases the number of Certificateholders to more than ninety-five (95). For purposes of determining the total number of Certificateholders, a beneficial owner of an interest in a partnership, grantor trust or S corporation for federal income tax purposes (each a “Flow-Through Entity”) that, directly or through other Flow-Through Entities, owns a Certificate is treated as a holder of a Certificate if (i) substantially all of the value of the beneficial owner’s interest (directly or indirectly) in the Flow-Through Entity is attributed to the Flow-Through Entity’s interest in the Certificate and (ii) a principal purpose of the use of the Flow-Through Entity to hold the Certificate is to satisfy the 95 holder limitation set out above. If using a Flow-Through Entity to acquire a Certificate, the Certificateholder shall be deemed to have represented that it is not using the Flow-Through Entity in order to avoid the 95 holder limitation set out above. In addition, no sale or transfer of a Certificate shall be registered by the Certificate Registrar or made effective hereunder unless, as evidenced by a written representation and covenant by the transferee in form satisfactory to the Certificate Registrar (upon which representation and covenant the Certificate Registrar may conclusively rely without independent investigation), no member of the transferee’s expanded group as defined in Treasury Regulation Section 1.385-1(c)(4) (including through a controlled partnership as defined in Treasury Regulation Section 1.385-1(c)(1)) is or will become the beneficial owner of a Note. If a Certificateholder or a member of its expanded group becomes the beneficial owner of a Note, the Depositor is authorized at its discretion to compel such Certificateholder to sell its Certificate to a Person whose ownership complies with this paragraph so long as such sale does not otherwise cause a material adverse effect on the Trust.

SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee, such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Certificate Registrar, as the Owner Trustee’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 3.6.  Persons Deemed Certificateholders. Every Person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of the Certificate for registration of transfer, the Owner Trustee and the Certificate Registrar and any agent of the Owner Trustee and the Certificate Registrar, may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and for all other purposes whatsoever, and none of the Owner Trustee or the Certificate Registrar nor any agent of the Owner Trustee or the Certificate Registrar shall be bound by any notice to the contrary.

SECTION 3.7.  Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where the Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificate and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the Certificateholder of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.8.  Disposition in Whole But Not in Part. The Certificate may be transferred in whole but not in part. Any attempted transfer of the Certificate that would divide the ownership of the Owner Trust Estate shall be void. The Owner Trustee shall cause any Certificate issued to contain a legend stating “THIS CERTIFICATE IS

NOT TRANSFERABLE EXCEPT UNDER THE LIMITED CONDITIONS SPECIFIED IN THE TRUST AGREEMENT.”

SECTION 3.9.  ERISA Restrictions. The Certificate (and any beneficial interest therein) may not be acquired by, on behalf of or with the assets of (a) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (c) an entity whose underlying assets are deemed to include assets of an employee benefit plan or a plan described in (a) or (b) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Benefit Plan Investor”), or (d) an employee benefit plan, a plan or other similar arrangement that is not a Benefit Plan Investor but is subject to federal, State, local, non-U.S. or other laws or regulations that are substantially similar to ERISA or Section 4975 of the Code (each of (a) – (d), a “Benefit Plan Entity”). By accepting and holding the Certificate (or any beneficial interest therein), the Holder thereof shall be deemed to have represented and warranted that it is not, and is not acting on behalf of or investing the assets of, a Benefit Plan Entity.

SECTION 3.10.  Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to the Certificateholder from the Certificate Distribution Account pursuant to Article VIII and Article XI hereof and shall report the amounts of such distributions to the Owner Trustee. Any Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee shall revoke such power and remove the Certificate Paying Agent if the Owner Trustee or the Depositor by written direction to the Owner Trustee determines, each in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent initially shall be Wilmington Trust Company, and any co-paying agent chosen by Wilmington Trust Company and the Depositor. Wilmington Trust Company shall be permitted to resign as Certificate Paying Agent upon thirty (30) days’ written notice to the Owner Trustee and the Depositor. In the event that Wilmington Trust Company shall no longer be the Certificate Paying Agent, the Depositor, with the consent of the Owner Trustee, shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed hereunder to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that, as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder entitled thereto until such sums shall be paid to the Certificateholder. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Articles VI and VII shall apply to the Owner Trustee also in its role as Certificate Paying Agent, for so long as the Owner Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

Article IV.

Voting Rights and Other Actions

SECTION 4.1.  Prior Notice to Holder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholder in writing of the proposed action and the Certificateholder shall not have notified the Owner Trustee in writing prior to the thirtieth (30th) day after such notice is given that the Certificateholder has withheld consent or provided alternative direction:

(a)  the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute or unless such amendment would not materially and adversely affect the interests of the Holder);

(b)  the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(c)  the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholder; or

(d)  except pursuant to Section 12.1(b) of the Sale and Servicing Agreement, the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholder.

The Owner Trustee shall notify the Certificateholder in writing of any appointment of a successor Note Registrar or Trust Collateral Agent within five (5) Business Days after receipt of notice thereof.

SECTION 4.2.  Action by Certificateholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholder in accordance with the Basic Documents, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 9.2 thereof or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholder and the furnishing of indemnification satisfactory to the Owner Trustee by the Certificateholder.

SECTION 4.3.  Restrictions on Certificateholder’s Power.

(a)  The Certificateholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

(b)  The Certificateholder shall not have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless the Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless the Certificateholder shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for thirty (30) days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such thirty (30) day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 5.3. For the protection and enforcement of the provisions of this Section, the Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.4.  [Reserved]

SECTION 4.5.  Action with Respect to Bankruptcy Action.

(a)  The Trust shall not, without the prior written consent of the Owner Trustee, (i) institute any proceedings to adjudicate the Trust bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or State law relating to bankruptcy with respect to the Trust, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, (v) make any assignment for the benefit of the Trust’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, (vii) declare or effect a moratorium on its debt, or (viii) take any action in furtherance of any of the foregoing (any of the above foregoing actions, a “Bankruptcy Action”). In considering whether to give or withhold written consent to a Bankruptcy Action by the Trust, the Owner Trustee, with the consent of the Certificateholder (hereby given, which consent the Certificateholder believes to be in the best interests of the Certificateholder and the Trust), shall consider the interest of the Noteholders in addition to the interests of the Trust and whether the Trust is insolvent; provided, however, that the Owner Trustee shall not be deemed to owe any fiduciary duty to the Noteholders. The Owner Trustee shall have no duty to give such written consent to a Bankruptcy Action by the Trust if the Owner Trustee shall not have been furnished (at the expense of the Trust or the Person that requested that such letter be furnished to the Owner Trustee) with a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Trust is then insolvent. The Owner Trustee (as such and in its individual capacity) shall not be personally liable to any Person on account of the Owner Trustee’s good faith reliance on the provisions of this Section or in connection with the Owner Trustee’s giving prior written consent to a Bankruptcy Action by the Trust in accordance herewith, or withholding such consent, in good faith, and neither the Trust nor the Certificateholder shall have any claim for breach of fiduciary duty or otherwise against the Owner Trustee (as such and in its individual capacity) for giving or withholding its consent to any such Bankruptcy Action.

(b)  The parties hereto stipulate and agree that the Certificateholder has no power to commence any Bankruptcy Action on the part of the Trust or to direct the Owner Trustee to take any Bankruptcy Action on the part of the Trust except as provided in Sections 4.5(a) and 10.16. To the extent permitted by applicable law, the consent of the Trust Collateral Agent shall be obtained prior to taking any Bankruptcy Action by the Trust.

(c)  The provisions of this Section do not constitute an acknowledgement or admission by the Trust, the Owner Trustee, the Certificateholder or any creditor of the Trust that the Trust is eligible to be a debtor, under the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended.

SECTION 4.6.  Covenants and Restrictions on Conduct of Business.

(a)  The Trust agrees to abide by the following restrictions:

 (i)  other than as contemplated by the Basic Documents and related documentation, the Trust shall not incur any indebtedness;

 (ii)  other than as contemplated by the Basic Documents and related documentation, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets;

 (iii)  other than as contemplated by the Basic Documents and related documentation, the Trust shall not engage in any business activity in which it is not currently engaged; and

 (iv)  other than as contemplated by the Basic Documents and related documentation, the Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset.

(b)  The Trust shall:

 (i)  maintain books and records separate from any other Person or entity;

 (ii)  maintain its office and bank accounts separate from any other Person or entity;

 (iii)  not commingle its assets with those of any other Person or entity;

 (iv)  conduct its own business in its own name and use stationery or other business forms under its own name and not that of the Certificateholder or any Affiliate;

 (v)  other than as contemplated by the Basic Documents and related documentation, pay its own liabilities and expenses only out of its own funds;

 (vi)   observe all formalities required under the Statutory Trust Statute;

 (vii)   not guarantee or become obligated for the debts of any other Person or entity;

 (viii)  not hold out its credit as being available to satisfy the obligation of any other Person or entity;

 (ix)   not acquire the obligations or securities of the Certificateholder or its Affiliates;

 (x)    other than as contemplated by the Basic Documents and related documentation, not make loans to any other Person or entity or buy or hold evidence of indebtedness issued by any other Person or entity;

 (xi)   other than as contemplated by the Basic Documents and related documentation, not pledge its assets for the benefit of any other Person or entity;

 (xii)   hold itself out as a separate entity from the Certificateholder and not conduct any business in the name of the Certificateholder;

 (xiii)    correct any known misunderstanding regarding its separate identity;

 (xiv)  not identify itself as a division (other than for tax reporting purposes) of any other Person or entity; and

 (xv)   except as required or specifically provided in this Agreement, the Trust will conduct business with the Certificateholder or any Affiliate thereof on an arm’s length basis.

(c)  So long as the Notes or any other amounts owed under the Indenture remain outstanding, the Trust shall not amend this Section 4.6 unless the Rating Agency Condition has been satisfied.

Article V.

Authority and Duties of Owner Trustee

SECTION 5.1.  General Authority.

(a)  The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is named as a party, each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto and on behalf of the Trust, each State business license (and any renewal thereof) prepared by the Certificateholder or Servicer, including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof, and on behalf of the Trust, to direct the Trustee to authenticate and deliver the Class A-1 Notes in the aggregate principal amount of $198,000,000, the Class A-2-A Notes in the aggregate principal amount of $280,610,000, the Class A-2-B Notes in the aggregate principal amount of $75,000,000, the Class A-3 Notes in the aggregate principal amount of $355,610,000, the Class A-4 Notes in the aggregate principal amount of $74,180,000, the Class B Notes in the aggregate principal amount of $16,710,000 and the Class C Notes in the aggregate principal amount of $15,670,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Certificateholder recommends with respect to the Basic Documents so long as such activities are consistent with the terms of the Basic Documents.

(b)  At the written direction of the Servicer or Certificateholder, the Owner Trustee shall sign on behalf of the Trust any applicable tax returns of the Trust prepared and delivered to it by the Servicer or Seller, unless applicable law requires the Certificateholder to sign such documents. Other than its express duty to execute such tax returns in accordance with this Section 5.1(b), the Owner Trustee shall have no duty to prepare or file any federal or state tax report or return with respect to any funds held pursuant to this Agreement or any income earned thereon, except for the delivery and filing of tax information reporting forms required to be delivered and filed with the Internal Revenue Service by the Owner Trustee. Each party agrees that, for tax reporting purposes, the ownership of the Owner Trust Estate, and all income of the Securitization Trust (whether or not distributed), shall be reported in accordance with Section 2.11 of this Agreement, and not as the property or income, respectively, of the Owner Trustee. Notwithstanding the foregoing, with respect to the preparation, delivery and filing of such required tax information reporting forms and all matters pertaining to the reporting of earnings on funds held under this Agreement, to the extent the Owner Trustee prepares, delivers, executes or files and such document, the Owner Trustee shall be entitled to request and receive written instructions from Depositor, and the Owner Trustee shall be entitled to rely conclusively and without further inquiry on such written instructions. With respect to any other payments made under this Agreement, the Owner Trustee shall not be deemed the payer and shall have no responsibility for performing tax reporting. The Owner Trustee’s function of making such payments is intended to be solely ministerial.

SECTION 5.2.  General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) only those responsibilities expressly required to be performed by it pursuant to the terms of this Agreement and the Sale and Servicing Agreement and to administer the Trust for the benefit of the Holder, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement to perform any act or to discharge any duty of the Trust or the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under the Sale and Servicing Agreement.

SECTION 5.3.   Action upon Instruction.

(a)   Subject to Article IV, the Certificateholder shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Basic Document. The Certificateholder shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents.

(b)   The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c)   Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholder received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholder, and shall have no liability to any Person for such action or inaction.

(d)   In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholder, and shall have no liability to any Person for such action or inaction.

SECTION 5.4.   No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement and any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.3; and no implied duties (including fiduciary duties), implied covenants, or obligations existing at law or in equity shall be read into this Agreement or any Basic Document against the Owner Trustee. To the extent that, at law or in equity, the Owner Trustee has duties (including, without limitation, fiduciary duties) and liabilities relating thereto to the Trust or to the Seller and the other Certificateholders, such duties that are not set forth in this Agreement are hereby eliminated; it being agreed that the standards set forth in this Agreement hereby supersede any duties (including, without limitation, fiduciary duties) that might otherwise exist at law or in equity. The Owner Trustee shall not be personally liable to the Trust or to the Seller and the other Certificateholders, to the fullest extent permitted by law, for the Owner Trustee’s good faith reliance on the provisions of this Agreement. The Owner Trustee undertakes to perform such duties as are specifically and expressly set forth in this Agreement and such duties shall be deemed purely ministerial in nature. The Owner Trustee shall have no responsibility for filing any trust licensing or qualifications to do business, tax filing, financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any ownership or security interest or lien granted to it or the Trust or to prepare or file any Commission filing (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder) for the Trust or to record this Agreement or any Basic Document. In addition, the Owner Trustee shall have no responsibility or liability (i) in connection with the acts or omissions of the Depositor or any other Person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Owner Trust Estate or the perfection and priority of such security interest. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee (solely in its individual capacity) and that are not related to the ownership or the administration of the Owner Trust Estate.

SECTION 5.5.   No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (b) in accordance with the Basic Documents and (c) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.3.

SECTION 5.6.   Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 of this Agreement, or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Certificateholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

SECTION 5.7.   Covenants for Reporting of Repurchase Demands due to Breaches of Representations and Warranties.

(a)   The Owner Trustee will (i) in accordance with its obligations pursuant to Section 3.2 of the Sale and Servicing Agreement, provide prompt written notice upon the discovery of any breach of the Seller’s representations and warranties, (ii) no later than five (5) Business Days after the end of each calendar quarter, provide to the Servicer, GM Financial and the Seller, a notice in substantially the form of Exhibit C, or any other form agreed upon between the Owner Trustee and the Seller, which shall be deemed acceptable to the Seller unless the Seller notifies the Owner Trustee within five (5) Business Days of its receipt thereof, with respect to any requests (in writing or orally) for the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2 of the Sale and Servicing Agreement received by a Responsible Officer of the Owner Trustee during the immediately preceding calendar quarter (or, in the case of the initial notice, since the Closing Date) and (iii) promptly upon reasonable written request by the Servicer, GM Financial or the Seller, provide to them any other information reasonably requested in good faith that is in actual possession of the Owner Trustee and necessary to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB.

(b)   In no event will the Owner Trustee or the Trust have any responsibility or liability in connection with (i) the compliance by the Servicer, GM Financial, the Seller or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB. The Owner Trustee will not have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2 of the Sale and Servicing Agreement.

Article VI.

Concerning the Owner Trustee

SECTION 6.1.   Acceptance of Trust and Duties.

(a)   The Owner Trustee accepts the trust hereby continued and agrees to perform its duties hereunder with respect to such trust but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Owner Trustee, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.4, (iv) for any investments issued by the Owner Trustee in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i)  the Owner Trustee shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees, or agent, unless it shall have been due to its own gross negligence or willful misconduct;

(ii)  the Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer or the Certificateholder;

(iii)  no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights or powers hereunder or under any Basic Document unless the Owner Trustee shall have been furnished with indemnification satisfactory to the Owner Trustee;

(iv)  the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value, ownership, transferability or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificate, or be liable for any amount in excess of the value of the Owner Trust Estate, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Trustee, the Trust Collateral Agent, any Noteholder or the Certificateholder, other than as expressly provided for herein;

(v)  the Owner Trustee shall not be liable for the default or misconduct of the Trustee, the Trust Collateral Agent or the Servicer or any other Person under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations under this Agreement or the Basic Documents that are not expressly required to be performed by the Owner Trustee, including without limitation, those that are required to be performed by the Trustee under the Indenture or the Trust Collateral Agent or the Servicer under the Sale and Servicing Agreement;

(vi)  the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Certificateholder, unless the Owner Trustee shall be furnished with indemnification satisfactory to the Owner Trustee. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act;

(vii)  the Owner Trustee shall have no duty, responsibility or obligation to (or liability for failing to) monitor, supervise, confirm, verify, notify regarding or otherwise enforce the requirements or commitments applicable to any Person arising under, related to or otherwise in connection with any provision of this Agreement or any law, rule or regulation in connection with risk retention;

(viii)  in no event shall the Owner Trustee, its directors, officers, agents or employees be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Owner Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(ix)  in the event that any of the Owner Trust Estate shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Owner Trust Estate, the Owner Trustee is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Owner Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated;

(x)  the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Owner Trustee has actual knowledge or received written notice thereof;

(xi)  the Owner Trustee may, at the expense of the Depositor, request, rely on and act in accordance with officer’s certificates and/or Opinions of Counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such officer’s certificates and Opinions of Counsel; and

(xii)  any funds held by the Owner Trustee shall be held uninvested.

(b)   Under no circumstances shall the Owner Trustee be liable for any representations, warranties or covenants of the Trust or any other Person (except as provided in Section 6.1(a) with regard to the Owner Trustee’s representations and warranties contained in Section 6.3) or the indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes.

SECTION 6.2.   Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholder promptly upon receipt of a written request therefor, and at the expense of the requesting Certificateholder, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

SECTION 6.3.   Representations and Warranties. Wilmington Trust Company hereby represents and warrants to the Depositor and the Holder, that:

(a)   It is a Delaware corporation with trust powers, duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)   It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)   Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware State law, governmental rule or regulation governing the trust powers of Wilmington Trust Company or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)   The Agreement has been, or, when executed and delivered will have been, duly authorized, validly executed and delivered by Wilmington Trust Company and constitutes, a valid and binding agreement of Wilmington Trust Company, enforceable against Wilmington Trust Company in accordance with its terms, except to the extent that enforceability may (i) be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws, regulations or procedures of general applicability now or hereinafter in effect relating to or affecting creditors’ rights generally and (ii) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(e)   There are no proceedings or investigations pending or, to the actual knowledge of a Responsible Officer of Wilmington Trust Company, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Wilmington Trust Company or its properties (i) asserting the invalidity of this Agreement or (ii) seeking any determination or ruling that might materially and adversely affect the performance by Wilmington Trust Company of its obligations under, or the validity or enforceability of, this Agreement or any Basic Document.

SECTION 6.4.   Reliance; Advice of Counsel.

(a)   The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, judgment, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Owner Trustee need not investigate any fact or matter stated in any such documents, including verifying the correctness of any numbers or calculations. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter, the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof require and rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)   In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with due care. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such counsel, accountants or other such persons; provided, however, that the Owner Trustee shall use its best efforts to procure and provide to such counsel, accountants or other such persons all such documents and information as may be reasonably necessary for such persons to render such opinion or advice.

SECTION 6.5.   Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trust hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

SECTION 6.6.   Owner Trustee Not Liable for Certificate or Receivables. The recitals contained herein and in the Certificate (other than the signature and certificate of authentication of the Owner Trustee on the Certificate) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificate (other than the signature and certificate of authentication of the Owner Trustee on the Certificate) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Servicer or any other Person with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

SECTION 6.7.   Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

SECTION 6.8.   Payments from Owner Trust Estate. All payments to be made by the Owner Trustee under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Owner Trust Estate to make such payments in accordance with the terms hereof. Wilmington Trust Company or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party.

SECTION 6.9.   Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company, in its individual capacity, or any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.5, (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any State or other governmental authority or agency of any jurisdiction other than the State of Delaware; (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or political subdivision thereof other than the State of Delaware becoming payable by Wilmington Trust Company (or any successor thereto); or (c) subject Wilmington Trust Company (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

SECTION 6.10.   FATCA Information. Each Certificateholder or Holder, by acceptance of such Certificate or such interest therein, agrees to provide to the Owner Trustee, upon its reasonable request, the FATCA Information to the extent such Certificateholder or Holder is legally entitled to do so. In addition, each Certificateholder or Holder, by acceptance of such Certificate or such interest therein, agrees that the Owner Trustee has the right to withhold or deduct (and to promptly pay over, in full, to the relevant taxing authority) any amounts properly withheld or deducted under law (and without any corresponding gross-up) payable to a Certificateholder or Holder that fails to comply with the requirements of the preceding sentence.

SECTION 6.11.   Financial Crimes Enforcement Network’s Customer Due Diligence. To help the government fight the funding of terrorism and money laundering activities, the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of

2001, Title III of Pub. L. 107 56 and its implementing regulations (together, the “USA PATRIOT Act”), the Financial Crimes Enforcement Network’s Customer Due Diligence Requirements (the “FinCEN Due Diligence Requirements”) and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (collectively, with the USA PATRIOT Act and FinCEN Due Diligence Requirements, the “Applicable Anti-Money Laundering Law”), requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. Accordingly, in order to comply with Applicable Anti-Money Laundering Law, the Owner Trustee will request on or before the Closing Date and from time to time thereafter reasonable documentation to verify and record information that identifies each Person who opens an account. For a non-individual Person, such as a business entity, a charity, a trust or other “legal entity customer” (as defined in the FinCEN Due Diligence Requirements), the Owner Trustee may request and shall be entitled to receive from such Person reasonable documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation and information (including beneficial owners of such entities) (collectively, the “Owner Trustee Due Diligence Documents”). Failure by a Person who opens an account to provide such Owner Trustee Due Diligence Documents may result in an inability of the Owner Trustee to perform its obligations hereunder which, at the sole option of the Owner Trustee, may result in the immediate resignation of the Owner Trustee pursuant to, and subject to the requirements of Section 9.2. Notwithstanding the foregoing, if such Person who opens an account is not a legal entity customer (as defined in the FinCEN Due Diligence Requirements), in the determination of the Owner Trustee (in the Owner Trustee’s reasonable discretion), such Person shall not be required to provide to the Owner Trustee the Owner Trustee Due Diligence Documents, and any such requirement to provide such information shall be deemed satisfied.

GM Financial will take any action, if necessary, from time to time to cause compliance by the Trust with the Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (collectively, the “CTA”). By acceptance of a Certificate, each Certificateholder will be deemed to agree to provide GM Financial with such information and documentation as GM Financial may reasonably require in connection with the foregoing. The Owner Trustee will have no responsibility to monitor or ensure compliance by the Trust with the CTA.

SECTION 6.12.   Beneficial Ownership and Control of the Trust. The parties hereto agree that for purposes of Applicable Anti-Money Laundering Law, (a) the Certificateholders are and shall be deemed to be the sole beneficial owner(s) of the Trust and (b) one or more of the Controlling Parties of the Certificateholders and the Servicer are, and shall be deemed to be, Persons with the power and authority to control the Trust.

Article VII.

Compensation of Owner Trustee

SECTION 7.1.   Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between GM Financial and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents. GM Financial shall be jointly and severally liable for the fees and expenses owing to the Owner Trustee under this Section 7.1.

SECTION 7.2.   Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify and hold harmless the Owner Trustee and its officers, directors, successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits and proceedings at law or in equity, and any and all reasonable costs, expenses and disbursements (including reasonable and documented legal fees, costs and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit) brought by the Owner Trustee or any other Indemnified Party for any indemnification or other obligation of the Depositor) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.1(a). The indemnities contained in this Section and the rights under Section 7.1 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. GM Financial shall be jointly and severally liable for the indemnification duties and obligations of the Depositor which are described in this Section 7.2. To the extent amounts payable under this Section 7.2 are not paid by the Depositor or GM Financial, such amounts shall be payable by the Trust pursuant to Section 5.7 of the Sale and Servicing Agreement or Section 5.6 of the Indenture, as applicable.

SECTION 7.3.   Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

SECTION 7.4.   Non-recourse Obligations. Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be with recourse to the Owner Trust Estate only and specifically shall be without recourse to the assets of the Holder.

Article VIII.

Termination of Trust Agreement

SECTION 8.1.   Termination of Trust Agreement.

(a)   The Trust shall dissolve in accordance with Section 3808 of the Statutory Trust Statute upon the maturity or other liquidation of the last Receivable (including the purchase by the Servicer at its option or by the Seller at its option of the corpus of the Trust as described in Section 10.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Basic Documents; provided, however, that the rights to indemnification under Section 7.2 and the rights under Section 7.1 shall survive the dissolution of the Trust. The Seller or the Servicer shall promptly notify the Owner Trustee of any prospective dissolution pursuant to this Section. For the avoidance of doubt, except as described in Section 8.1(d), the Owner Trustee shall have no responsibility for the dissolution, or winding-up, of the Trust. The bankruptcy, liquidation, dissolution, death or incapacity of the Certificateholder, shall not (i) operate to terminate this Agreement or the Trust, nor (ii) entitle the Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)   Neither the Depositor nor the Certificateholder shall be entitled to revoke or terminate the Trust.

(c)   Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholder shall surrender the Certificate to the Owner Trustee for payment of the final distribution by the Certificate Paying Agent and cancellation, shall be given by the Servicer on behalf of the Owner Trustee by letter to the Certificateholder mailed within five (5) Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 10.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Owner Trustee therein designated, (ii) the amount of any such final payment, (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificate at the office of the Owner Trustee therein specified and (iv) interest will cease to accrue on the Certificate. The Servicer on behalf of the Owner Trustee shall give such notice to the Trust Collateral Agent at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate, the Certificate Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Distribution Date pursuant to Section 5.7 of the Sale and Servicing Agreement.

In the event that the Certificateholder shall not surrender the Certificate for cancellation within six (6) months after the date specified in the above-mentioned written notice, the Servicer on behalf of the Owner Trustee shall give a second written notice to the Certificateholder to surrender the Certificate for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice the Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of its Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the Holder.

(d)   Upon the completion of the winding up of the Trust in accordance with Section 3808 of the Statutory Trust Statute, this Agreement shall terminate and be of no further force or effect except as expressly set forth herein and the Owner Trustee, at the written direction and expense of the Depositor, shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

Article IX.

Successor Owner Trustees and Additional Owner Trustees

SECTION 9.1.   Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a Person (a) satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; (b) authorized to exercise corporate trust powers; and (c) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authorities. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

SECTION 9.2.   Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one (1) copy of which instrument shall be delivered to the resigning Owner Trustee and one (1) copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee or the Certificateholder may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall (a) cease to be eligible in accordance with the provisions of Section 9.1 and shall fail to resign after written request therefor by the Depositor, (b) be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (c) be removed as Certificate Paying Agent pursuant to Section 3.10, then the Depositor may remove the Owner Trustee by sending written notice of such removal to the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly (x) appoint a successor Owner Trustee by written instrument, in duplicate, one (1) copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one (1) copy to the successor Owner Trustee, and (y) pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies. The Trust shall pay any costs and expenses associated with the replacement of the Owner Trustee; provided, however, that the Trust shall not be responsible for any costs or expenses associated with a successor Owner Trustee as a result of a merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to Section 9.4. To the extent the Trust fails to pay any such costs or expenses before the Distribution Date following the replacement of the Owner Trustee, the Depositor shall pay such amount then outstanding.

SECTION 9.3.   Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to the Certificateholder, the Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

SECTION 9.4.   Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation or succession to the Depositor (who shall notify the Rating Agencies).

SECTION 9.5.   Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, the Owner Trustee shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)   all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)   no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)   the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

Article X.

Miscellaneous

SECTION 10.1.   Supplements and Amendments.

(a)   This Agreement may be amended by the Depositor and the Owner Trustee, and with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholder, (i) to cure any ambiguity or defect or (ii) to correct, supplement or modify any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee which may be based upon a certificate of the Servicer, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

(b)   This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice by the Depositor to the Rating Agencies, to the extent such amendment materially and adversely affects the interests of the Noteholders, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes, and the consent of the Certificateholder (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate balance required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes and the Certificateholder.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder, the Trustee and the Depositor (who shall send such notification to each of the Rating Agencies).

It shall not be necessary for the consent of the Certificateholder, the Noteholders or the Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder provided for in this Agreement or in any Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or any other Basic Document, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise. All fees, costs and expenses (including reasonable and documented attorneys’ fees, costs and expenses) incurred in connection with any amendment, modification or supplement shall be payable by the Depositor or, if not paid thereby, the Trust.

SECTION 10.2.   No Legal Title to Owner Trust Estate in Certificateholder. The Certificateholder shall not have legal title to any part of the Owner Trust Estate. The Certificateholder shall be entitled to receive distributions in accordance with Article VIII and Article XI. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trust hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 10.3.   Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholder, the Servicer and, to the extent expressly provided herein, the Trustee, the Trust Collateral Agent and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.4.   Notices.

(a)   Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, personally delivered or mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given only upon actual receipt, if to the Owner Trustee, addressed to the Corporate Trust Office, Email: SF_GMF@wilmingtontrust.com; if to the Depositor, addressed to AFS SenSub Corp., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Robert T. Pigott III, SVP Corporate Finance, Email: Robert.Pigott@gmfinancial.com; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)   Any notice required or permitted to be given to the Certificateholder shall be given by first-class mail, postage prepaid, at the address of the Holder. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(c)   Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

SECTION 10.5.   Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.6.   Counterparts and Consent to Do Business Electronically. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that, except as provided in Section 3.3, this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or facsimile, emailed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 10.7.   Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.

SECTION 10.8.   No Recourse. The Certificateholder by accepting a Certificate acknowledges that the Certificate represents a beneficial interest in the Trust only and does not represent interests in or obligations of the Seller, the Servicer, the Owner Trustee, the Trustee, or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificate or the Basic Documents.

SECTION 10.9.   Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.10.   Force Majeure. The Owner Trustee shall not be responsible for delays or failures in performance resulting directly or indirectly from forces beyond its control (including, without limitation, acts of God, earthquakes, strikes, work stoppages, accidents, labor disputes, severe weather, fires, floods, nuclear or natural catastrophes, lockouts, riots, civil or military disturbances, acts of war or terrorism, sabotage, pandemic or epidemic, any provision of any present or future law or regulation or any act of any governmental authority, and any interruption, loss or malfunction of utilities, communications, computer services (software or hardware) or Federal Reserve Bank wire service) provided such default or delay could not have been prevented by the taking of commercially reasonable precautions such as the implementation and execution of disaster recovery plans.

SECTION 10.11.   Entire Agreement. This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings oral or written.

SECTION 10.12.   Waiver of Jury Trial. Each of the parties hereto hereby waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.

SECTION 10.13.   Jurisdiction. In connection with this Agreement, the parties hereby (i) irrevocably submit to the nonexclusive jurisdiction of any federal or state court sitting in Wilmington, DE, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

SECTION 10.14.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.15.   Servicer.

(a)   The Servicer is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust, all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Owner Trustee to prepare, file or deliver pursuant to the Basic

Documents. The Owner Trustee is hereby authorized and directed to execute and deliver to the Servicer a limited power of attorney appointing the Servicer as the Trust’s agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

(b)   It shall be the Servicer’s duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Trust to respond to, comply with, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other obligation, proceeding or inquiry relating in any way to the Trust, its assets or the conduct of its business; provided, that, the Owner Trustee hereby agrees to cooperate with the Servicer and to comply with any reasonable request made by the Servicer for the delivery of information or documents to the Servicer in the Owner Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other obligation, proceeding or inquiry.

SECTION 10.16.   Nonpetition Covenants.

(a)   To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, but subject to the provisions of Section 4.5, the Certificateholder shall not, prior to the date which is one (1) year and one (1) day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

(b)   To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, but subject to the provisions of Section 4.5, the Owner Trustee shall not, prior to the date which is one (1) year and one (1) day after the termination of this Agreement, with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

SECTION 10.17.   Regulation AB. The Owner Trustee acknowledges and agrees that the purpose of this Section 10.17 is to facilitate compliance by the Trust with the provisions of Regulation AB and related rules and regulations of the Commission. The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees hereby to comply with reasonable requests made by the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Owner Trustee shall cooperate fully with the Servicer and the Trust to deliver to the Servicer and the Trust any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Servicer to permit the Servicer and the Trust to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee reasonably believed by the Servicer to be necessary in order to effect such compliance.

Article XI.

Application of Trust Funds; Certain Duties

SECTION 11.1.   Establishment of Trust Accounts.

(a)   The Owner Trustee, for the benefit of the Certificateholder, shall cause the Certificate Paying Agent to establish and maintain in the name of the Trust a distribution non-interest bearing account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholder. The Certificate Distribution Account shall be maintained as an Eligible Deposit Account; provided, however, that so long as (i) the long-term unsecured debt of the related depository institution shall have a credit rating of investment grade or better by a nationally recognized statistical rating organization, and (ii) such depository institution’s deposits are insured by the FDIC, such account shall be deemed to be an Eligible Deposit Account.

(b)   The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, within ten (10) Business Days the Depositor shall cause the Trust to establish a new Certificate Distribution Account as an Eligible Deposit Account and shall direct the Certificate Paying Agent to transfer any cash or any investments to such new Certificate Distribution Account; provided, however, that so long as (i) the long-term unsecured debt of the related depository institution shall have a credit rating of investment grade or better by a nationally recognized statistical rating organization, and (ii) such depository institution’s deposits are insured by the FDIC, such account shall be deemed to be an Eligible Deposit Account.

SECTION 11.2.   Application of Trust Funds.

(a)   On each Distribution Date, the Certificate Paying Agent shall distribute amounts deposited in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement with respect to such Distribution Date in the following order of priority:

(i)  to make payments to the Certificateholder, any remaining amount deposited therein; and

(ii)  to clear and terminate the Certificate Distribution Account upon the termination of this Agreement.

(b)   In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to the Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee or Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee or the Certificate Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Certificateholder shall be treated as cash distributed to the Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee or the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

(c)   The Owner Trustee and the Certificate Paying Agent shall be fully protected in relying upon, and each Holder by its acceptance of the Certificate hereunder agrees to indemnify and hold the Owner Trustee and the Certificate Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee’s and the Certificate Paying Agent’s reliance upon any documents, forms or information provided by any Holder to the Owner Trustee and the Certificate Paying Agent.

SECTION 11.3.   Method of Payment.

Distributions required to be made to the Certificateholder on any Distribution Date shall be made to the Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder shall have provided to the Certificate Registrar and the Certificate Paying Agent appropriate written instructions at least five (5) Business Days prior to such Distribution Date.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

WILMINGTON TRUST COMPANY, as Owner Trustee

By: /s/ Jacob Stapleford
Name: Jacob Stapleford
Title: Assistant Vice President

AFS SENSUB CORP., as Seller

By: /s/ Joe Crowell
Name: Joe Crowell
Title: Vice President, Corporate Treasury

ACKNOWLEDGED AND AGREED TO:

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM Financial, Solely with respect to Sections 6.11, 6.12, 7.1, 7.2 and 10.15

By: /s/ Robert T. Pigott III
Name: Robert T. Pigott III
Title: Senior Vice President, Corporate Treasury

[Signature Page to Amended and Restated Trust Agreement]

EXHIBIT A

NUMBER

R-1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS NOT TRANSFERABLE,

EXCEPT UNDER THE LIMITED CONDITIONS

SPECIFIED IN THE TRUST AGREEMENT

ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new or used automobiles, utility vehicles or light duty trucks and sold to the Trust by AFS SenSub Corp.

(This Certificate does not represent an interest in or obligation of AFS SenSub Corp. or any of its Affiliates, except to the extent described below.)

THIS CERTIFIES THAT AFS SenSub Corp. is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in certain distributions of GM Financial Consumer Automobile Receivables Trust 2026-4 (the “Trust”) formed by AFS SenSub Corp., a Nevada corporation (the “Seller”).

The Trust was created pursuant to a Trust Agreement, dated as of July 24, 2026, as amended and restated as of October 14, 2026 (the “Trust Agreement”), between the Seller and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This is the duly authorized Certificate designated as “Asset Backed Certificate” (herein called the “Certificate”). Also issued under the Indenture, dated as of October 14, 2026, among the Trust and The Bank of New York Mellon, as trustee and trust collateral agent, are seven classes of Notes designated as “Class A-1 4.258% Asset Backed Notes” (the “Class A-1 Notes”), “Class A-2-A 4.78% Asset Backed Notes” (the “Class A-2-A Notes”), “Class A-2-B Floating Rate Asset Backed Notes” (the “Class A-2-B Notes”), “Class A-3 5.26% Asset Backed Notes” (the “Class A-3 Notes”), “Class A-4 5.36% Asset Backed Notes” (the “Class A-4 Notes” and together with the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes and the Class A-3 Notes, the “Class A Notes”), “Class B 5.54% Asset Backed Notes” (the “Class B Notes”) and “Class C 5.64% Asset Backed Notes” (the “Class C Notes” and collectively with the Class A Notes and the Class B Notes, the “Notes”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale contracts secured by new and used automobiles, utility vehicles or light duty trucks (the “Receivables”), all monies due thereunder on or after the Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title and interest of the Seller in and to the Purchase Agreement, dated as of October 14, 2026, between GM Financial and the Seller and all proceeds of the foregoing.

The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

Distributions on this Certificate will be made as provided in the Trust Agreement or any Basic Document by wire transfer or check mailed to the Certificateholder without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer on behalf of the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Corporate Trust Office.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2026-4

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

Dated: October 14, 2026	By:
Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

(Reverse of Certificate)

The Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables, all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by the Certificateholder upon written request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the Majority Noteholders and the Certificateholder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholder.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon a new Certificate evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Wilmington Trust Company. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

This certificate may not be held or beneficially owned by any Person that is not a United States person as defined under Section 7701(a)(30) of the Code.

No sale or transfer of a Certificate shall be permitted (including, without limitation, by pledge or hypothecation), and no such sale or transfer shall be registered by the Certificate Registrar or be effective hereunder, if the sale or transfer thereof increases to more than ninety-five (95) the sum of the number of Certificateholders. For purposes of determining the total number of Certificateholders, a beneficial owner of an interest in a partnership, grantor trust, S corporation or other flow-through entity that owns, directly or through other flow-through entities, a Certificate is treated as a holder of a Certificate if (i) substantially all of the value of the beneficial owner’s interest (directly or indirectly) in the flow-through entity is attributed to the flow-through entity’s interest in the Certificate and (ii) a principal purpose of the use of the flow-through entity to hold the Certificate is to satisfy the 95-holder limitation set out above. If using a flow-through entity to acquire a Certificate, the Certificateholder shall be deemed to have represented that it is not using the flow-through entity in order to avoid the 95-holder limitation set out above. In addition, no sale or transfer of a Certificate shall be registered by the Certificate Registrar or made effective hereunder unless, as evidenced by a written representation and covenant by the transferee in form satisfactory to the Certificate Registrar (upon which representation and covenant the Certificate Registrar may conclusively rely without independent investigation), no member of the transferee’s expanded group as defined in Treasury Regulation Section 1.385-1(c)(4) (including through a controlled partnership as defined in Treasury Regulation Section 1.385-1(c)(1)) is or will become the beneficial owner of a Note. If a Certificateholder or a member of its expanded group becomes the beneficial owner of a Note, the Depositor is authorized at its discretion to compel such Certificateholder to sell its Certificate to a Person whose ownership complies with this paragraph so long as such sale does not otherwise cause a material adverse effect on the Trust.

The Owner Trustee and any agent of the Owner Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholder of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Seller or the Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of this Certificate; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance.

This Certificate (and any beneficial interest herein) may not be acquired by, on behalf of or with the assets of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets are deemed to include assets of an employee benefit plan or a plan described in (i) or (ii) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Benefit Plan Investor”), or (iv) an employee benefit plan, a plan or other similar arrangement that is not a Benefit Plan Investor but is subject to federal, State, local, non-U.S. or other laws or regulations that are substantially similar to ERISA or Section 4975 of the Code (each of (i) – (iv), a “Benefit Plan Entity”). By accepting and holding this Certificate (or any beneficial interest herein), the Holder hereof shall be deemed to have represented and warranted that it is not, and is not acting on behalf of or investing the assets of, a Benefit Plan Entity.

The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate or of any Receivable or related document.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:	__________________________________*
Signature

Guaranteed:	__________________________________*

*

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF

CERTIFICATE OF TRUST

OF

GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2026-4

THIS Certificate of Trust of GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2026-4 (the “Trust”) is being duly executed by the undersigned, as trustee, and filed on behalf of the Trust by AFS SenSub Corp. to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.  Name. The name of the statutory trust formed by this Certificate of Trust is GM Financial Consumer Automobile Receivables Trust 2026-4.

2.  Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.

3.  Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust

By:
Name:
Title:

B-1

EXHIBIT C

Form of

Notice of Repurchase Request

[  ], 20[ ]

AmeriCredit Financial Services, Inc.

d/b/a GM Financial,

as Servicer

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Robert T. Pigott III, SVP Corporate Finance

Email: Robert.Pigott@gmfinancial.com

GMF Leasing LLC

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Robert T. Pigott III, SVP Corporate Finance

Email: Robert.Pigott@gmfinancial.com

AFS SenSub Corp.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Robert T. Pigott III, SVP Corporate Finance

Email: Robert.Pigott@gmfinancial.com

GMF Funding Corp. c/o GM Financial

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Robert T. Pigott III, SVP Corporate Finance

Email: Robert.Pigott@gmfinancial.com

Re:  Notice of Requests to Repurchase Receivables

Reference is hereby made to each of the Amended and Restated Trust Agreements set forth on Schedule A (each, an “Agreement”), for which Wilmington Trust Company, a Delaware trust company has acted in the capacity of owner trustee (in each case, the “Owner Trustee”). This Notice is being delivered pursuant to Section 5.7 or 6.7, as applicable, of the related Agreement.

[During the period from and including [_____], 20[__] to but excluding [_____], 20[__], the Owner Trustee received no requests requesting that Receivables be repurchased.]

[During the period from and including [_____], 20[__] to but excluding [_____], 20[__] the Owner Trustee received one or more requests requesting that Receivables be repurchased.

C-1

Copies of such requests received in writing are attached, and details of any such requests received orally are set forth below:

Agreement	Date of Request	Number of Receivables Subject to Request	Aggregate Principal Balance of Receivables Subject to Request

This notice, and requests contained herein are being sent to you in connection with compliance with Rule 15Ga-1 of the Securities Exchange Act of 1934. In no event will the Owner Trustee or any of the related issuers have any responsibility or liability in connection with (i) the compliance by the related Servicer, the related Depositor or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

Capitalized terms used but not defined herein shall have the meanings given to them in the related Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the Trust

By:
Name:
Title:

C-2

Schedule A

Agreements

[To be provided]

C-3